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                                                 Exhibit 10(h)

    THIS THIRD AMENDMENT TO THE CROWN CENTRAL
  PETROLEUM
  CORPORATION EMPLOYEES SAVINGS PLAN, made on this
  26th day of June, 1997 BY CROWN CENTRAL
  PETROLEUM CORPORATION, a Maryland Corporation:

                                   WITNESSETH
                                   ----------

    WHEREAS, Crown Central Petroleum Corporation
  (the "Company") maintains the Crown Central
  Petroleum Employees Savings Plan, amended and restated as of January 1, 1987 and as subsequently amended (the "Plan"). The Company has the power to amend the Plan and now wishes to do so.

    NOW, THEREFORE, the Plan is amended as follows:

    Section 1.22 is amended in its entirety to read as follows, effective as of January 1, 1987:

    1.22 PENSION PLAN means the Crown Central
  Petroleum Corporation Pension Trust Agreement and/or the Crown Central Petroleum Corporation
  Retirement Income Plan as such Plans were in effect through June 30, 1993, and from and after July 1, 1993, means the Crown Central Petroleum Retirement
  Plan which resulted from the merger of the Crown
  Central Petroleum Corporation Retirement Income
  Plan into the Crown Central Petroleum Corporation
  Pension Trust Agreement effective as of July 1,
  1993.

    Section 1.31(b) is amended in its entirety to read as follows, effective as of January 1, 1987:

    (b) FOR VESTING PURPOSES. A Year of Service means the following:

    (i) In the case of an Employee whose employment commencement date is prior to January 1, 1995, a twelve (12) consecutive month period, measured from the Employee's employment commencement date and each anniversary thereof, during which the Employee is credited with at least one thousand (1,000)
  Hours of Service.

    (ii) In the case of an Employee whose employment commencement date is on or after January 1, 1995, a Plan Year during which the Employee is credited with at least one thousand (1,000) Hours of Service.

    Section 2.1 is amended by inserting the phrase
  "on any Entry Date thereafter," immediately before the phrase "provided that if the Employee is a member".

    Section 2.2(a) is amended in its entirety to read as follows, effective as of January 1, 1987:

  (a)    If he had not yet met the service
  requirement of Section 2.1 prior to such termination, then:

  (i) If his re-employment date is 12 months or more after such termination, his employment commencement date for purposes of Section 1.31(a) shall be the date of his re-employment;

  (ii) If his re-employment date is less than 12 months after such termination, his employment commencement date for purposes of Section 1.31(a) shall be his employment commencement date before the termination.

    The last paragraph of Section 3.7 is amended in its entirety to read as follows, effective as of January 1, 1987:

    The Administrator shall determine whether the Plan satisfies the multiple use limitations after applying the ADP test under Section 3.3 and the ACP test under Section 3.5 and making any corrective distributions required by those Sections. If the Administrator determines that the Plan has failed to satisfy the multiple use limitation, the Administrator shall correct the failure by reducing the ACP of those Highly Compensated Employees
  (beginning with the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly
  Compensated Employee's ACP is reduced shall be treated as Excess Aggregate Contributions. This
  Section 3.7 does not apply unless, prior to the application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

    Section 7.1(a) is amended by deleting the second sentence and adding the following in lieu thereof, effective as of January 1, 1997:

    "Upon such a withdrawal, the amount of the Participant's Employer Matching Contributions
  Account attributable to the withdrawn After-Tax
  Contributions shall be forfeited."

    The first paragraph of Section 10.2 is amended by adding the following sentence to the end, effective as of January 1, 1987:

    For purposes of the consent requirements under this article X, if the value of the vested portion of all of the Participant's accounts, at the time of any distribution exceeds $3,500, the Plan
  Administrator must treat this value as exceeding
  $3,500 for purposes of all subsequent
  distributions.

    The first sentence of the last paragraph of
  Section 14.1 is amended in its entirety to read as follows, effective as of January 1, 1987:

    For purposes of this Section 14.1, the
  contribution rate for a Participant who is a Key
  Employee is the sum of Employer Matching
  Contributions plus Participant Pre-Tax
  Contributions allocated to the Participant's
  Account for the Plan year divided by his Compensation for the entire Plan Year.

    Section 14.5 is amended in its entirety to read as follows, effective as of January 1, 1987:

    14.5 Effective for the first Plan Year for which the Plan is top heavy and then in all subsequent
  Plan Years, a Participant's vested interest in his Employer Matching Contributions Account shall be determined in accordance with the following schedule:

  Years of Service    Vesting Percentage
  ----------------    ------------------
     Less than 3           0%
     3 or more           100%

    The above top heavy vesting schedule will apply to Participants who earn at least one (1) Hour of Service after such schedule becomes effective. The adoption of the above top heavy vesting schedule is a vesting schedule amendment within the meaning of
  Section 6.1(b).

    Article XIV is amended by adding new section 14.7 to the end to read as follows, effective as of January 1, 1987:

    14.7 The provisions of Section 7.1(a) which require a forfeiture of Employer Matching Contributions shall not apply if, during any Limitation Year, this Plan is or has ever been top heavy.

  I.In all respects not amended, the Plan is hereby ratified and confirmed.

                                *   *    *   *  *

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal duly attested as of the day and year first above written.


         ATTEST:          CROWN CENTRAL PETROLEUM
                            CORPORATION



  /s/ - - Dolores B. Rawlings                 By /s/ - -
  Henry A. Rosenberg, Jr.
  ----------------------------      ------------------------
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        Secretary                  Chairman of the Board